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                                                                   EXHIBIT 23.02



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated January 20, 1996 on the consolidated financial statements of Comdata Holdings Corporation incorporated by reference into Ceridian Corporation's Form 10-K for the year ended December 31, 1997, and into Ceridian Corporation's previously filed Registration File Nos. 33-49601, 33-61551, 33-34035, 2-97570, 2-67753, 33-56833, 33-15920, 2-81865, 2-93345, 33-26839,
33-54379, 33-56325, 33-61001, 33-62319, 33-64913, 333-01793, 333-01887,
333-03661, 333-28069 and 33-56351. It should be noted that we have not audited any financial statements of Comdata Holdings Corporation subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.




                                        /s/ Arthur Andersen LLP
                                        -----------------------
                                        ARTHUR ANDERSEN LLP



Nashville, Tennessee
March 20, 1998